UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2019

FLEX LTD.

(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Changi South Lane, Singapore	486123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6876-9899

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Executive Compensation

On January 17, 2019, the Compensation Committee of the Board of Directors of Flex Ltd. adopted the Flex Ltd. Executive Severance Plan (the “Plan”). The Plan covers senior level employees of the Company, including the Company’s Chief Financial Officer and other named executive officers, but not including the Company’s Chief Executive Officer. Under the Plan, in the event of a termination of employment by the Company without “cause” or by a participant for “good reason” (each such term as defined in the Plan), the participant will receive the following benefits, subject to the participant entering into and complying with a transition and release agreement in a form provided by the Company (“Transition Agreement”):

•                  continuation of base salary and benefits coverage for 12 months during the transition period provided in the Transition Agreement (12 months or longer);

•                  continued vesting of restricted stock units, performance-based restricted stock units, long-term free cash flow awards and deferred compensation awards during the transition period;

•                  payment of the quarterly bonus for any full quarter completed prior to the commencement of the transition period, and a pro-rated portion of the participant’s annual bonus based on the quarters for which the participant received a quarterly bonus, calculated and determined per plan rules and Company policies; and

•                  following the transition period, subject to the participant signing an additional release of claims and reaffirming compliance of the participant’s obligations under the Transition Agreement, accelerated vesting of restricted stock units and deferred compensation awards that would have vested during the one-year period following the transition period.

During the transition period, the participant will be required to discharge his or her transition duties and comply with other terms and conditions to be set forth in the Transition Agreement, including customary non-competition, non-solicitation, non-disclosure, non-disparagement and cooperation provisions. Any violation of such obligations may result in cessation of benefits and clawback rights of the Company.

A copy of the Plan will be filed as an exhibit to the Company’s Form 10-K for the fiscal year ended March 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEX LTD.

Date: January 18, 2019	By:	/s/ Christopher Collier
		Name:	Christopher Collier
		Title:	Chief Financial Officer